Exhibit 7.3


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                         REGISTRATION RIGHTS AGREEMENT

         THIS AGREEMENT is made as of the 26th day of November, 1997 by and between US WATS, Inc., a New York corporation (the "Company"), and the undersigned securityholder of the Company (the "Stockholder").

                                   BACKGROUND

         The Stockholder owns 1,590,000 shares of common stock, par value $0.001 per share ("Common Stock"), of the Company (the "Shares"). As a condition precedent to the closing of the transactions set forth in that certain Stock Acquisition Agreement (the "Purchase Agreement") dated as of the date hereof by and between the Company and the Stockholder, the Company has agreed to provide the registration rights provided for in this Agreement to the Stockholder. Any terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

                                  WITNESSETH:

         The parties hereto, each intending to be legally bound and in exchange for the mutual covenants herein, agree as follows:

1.       Demand Registration.

         (a) Requests for Registration. At any time after the 150th day from the date hereof and during the term of this Agreement, the Stockholder may demand registration (the "Demand Registration") under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "1933 Act"), of all or any portion of the Shares owned by the Stockholder. In order to accomplish such demand, the Stockholder shall send written notice of the demand to the Company, which notice shall specify the number of Shares sought to be registered. The Stockholder shall have the right to one Demand Registration.

         (b) Expenses. In a Demand Registration, the Company will pay the Registration Expenses (defined below), but the Underwriting Commissions (defined below) will be paid by the Stockholder.

         (c) Cutback of Shares Included in Demand Registration. If a Demand Registration is underwritten and the managing underwriters advise the Company in writing that in their opinion the number of Shares requested to be included exceeds the number that can be sold in such offering, at a price reasonably related to fair value, the Company will include only such number in such Demand Registration. A Demand Registration shall not be considered to be the one Demand Registration under Section 1(a) if (i) as a result of the foregoing allocation, the Stockholder of the Shares are not able to register and sell in the Demand Registration at least 75% of the Shares sought to be included



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by such Stockholder in the Demand Registration, or (ii) the registration statement does not become effective for any reason.

         (d) Selection of Underwriters. If any Demand Registration is underwritten, the selection of investment banker(s) and manager(s) and the other decisions regarding the underwriting arrangements for the offering will be made jointly by the Company and the Stockholder.

         (e) Restrictions on Demand Registrations. Notwithstanding any provision to the contrary in this Section 1, the Company will not be obligated to effect any Demand Registration if, at the time of such demand, the filing of such a registration statement would, as determined by the board of directors of the Company, adversely affect a material Company financing project or a material proposed or pending acquisition, merger or other similar corporate transaction to which the Company is or reasonably expects to be a party, provided, however, that the Company shall only be entitled to delay effecting any such Registration pursuant to this clause on only one occasion and for a period not to exceed 90 days.

2.       Piggyback Registrations.

         (a) If, at any time during the term of this Agreement, the Company proposes to register any shares of its Common Stock under the 1933 Act for sale for cash (otherwise than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the 1933 Act), the Company shall give the Stockholder notice of such proposed registration at least 20 days prior to the filing of a registration statement. At the written request of the Stockholder delivered to the Company within 10 business days after the receipt of any such notice from the Company, stating the number of Shares that the Stockholder desires to sell or distribute publicly under the registration statement proposed to be filed by the Company, the Company shall use its best efforts to register under the 1933 Act the sale of such Shares (a "Piggyback Registration").

         (b) Piggyback Expenses. In all Piggyback Registrations, the Company will pay the Registration Expenses (defined below), but the Underwriting Commissions (defined below) will be paid by the Stockholder.

         (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the inclusion of the number of securities requested to be included by the Stockholder in such registration would have an adverse effect on such offering, the Company will allocate the securities to be included as follows: first, the securities the Company proposes to sell on its own behalf; and second, Shares requested to be included in such registration by the Stockholder, and third, securities registered to be included in such registration by other stockholders of the Company.


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         (d) Priority on Secondary Registrations. If a Piggyback Registration is
initiated as an underwritten secondary registration on behalf of holders of the Company's securities (other than a Demand Registration pursuant to Section 1), and the managing underwriters advise the Company in writing that in their opinion the inclusion of the number of securities requested to be included by the Stockholder in such registration is not desirable for such offering, the Company will allocate the securities to be included as follows: first, the securities requested to be included by the holders initiating such registration; and second, Shares requested to be included in such registration by the Stockholder.

         (e) Selection of Underwriters. If any Piggyback Registration is underwritten, the selection of investment banker(s) and manager(s) and the other decisions regarding the underwriting arrangements for the offering will be made by the Company, if the registration is under Section 2(c), or by the Company and the holders initiating such registration, if the registration is under Section 2(d).

3.       Registration Procedures.

         Whenever the Stockholder has requested that any Shares be registered pursuant to this Agreement, the Company will, as expeditiously as possible:

         (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to the resale of such Shares and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish the Stockholder with copies of all such documents proposed to be filed);

         (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 270 days;

         (c) furnish to the Stockholder such number of copies of such registration statement, each amendment and supplement thereto and the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as the Stockholder may reasonably request in order to facilitate the disposition of the Shares owned by the Stockholder;

         (d) use its best efforts to register or qualify such Shares under such other securities or blue sky laws of such jurisdictions as the managing holders of the Shares included in the registration may reasonably request;

         (e) notify the Stockholder at any time when a prospectus relating thereto is required to be delivered under the 1933 Act within the period that the Company is required to keep the registration statement effective of the happening of any event as a result of which the prospectus


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included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

         (f) cause all such Shares to be listed or included on securities exchanges or eligible for quotation on any trading system on which similar securities issued by the Company are then listed or included;

         (g) provide a transfer agent and registrar for all such Shares not later than the effective date of such registration statement;

         (h) enter into such customary agreements (including an underwriting agreement in customary form) and take such other customary actions as may be reasonably necessary to expedite or facilitate the disposition of such Shares; and

         (i) make available for inspection by the Stockholder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by the Stockholder or an underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by the Stockholder, underwriter, attorney, accountant or agent in connection with such registration statement.

4.       Indemnification.

         (a) The Company hereby indemnifies, to the extent permitted by law, the Stockholder, its officers and directors, and each person who controls the Stockholder (within the meaning of the 1933 Act), against all losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Stockholder expressly for use therein or by the Stockholder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Stockholder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify the underwriters, their officers and directors, and each person who controls such underwriters (within the meaning of the 1933 Act) to the same extent as provided above with respect to the indemnification of the Stockholder.



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         (b) In connection with any registration statement in which the
Stockholder is participating, the Stockholder will furnish to the Company in writing such information as is reasonably requested by the Company for use in any such registration statement or prospectus and will indemnify, to the extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in information so furnished by the Stockholder specifically for use in preparing the registration statement. Notwithstanding the foregoing, the liability of the Stockholder under this
Section 3(b) shall be limited to an amount equal to the net proceeds actually received by the Stockholder from the sale of Shares covered by the registration statement.

         (c) Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled, or elects not, to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

5. Participation in Underwritten Registrations. The Stockholder may not participate in any underwritten registration hereunder unless the Stockholder
(a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Company, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

6. Transfer of Registration Rights. The Stockholder may transfer, from time to time, all or any portion of its rights under this Agreement to any transferee of an amount of Shares equal to or exceeding 1% of the outstanding Common Stock at the time of transfer (each transferee that re ceives such minimum number of such Shares, an "Eligible Transferee"). The Eligible Transferees, through a stockholder representative designated by the Eligible Transferees and acting on behalf of all Eligible Transferees as a group (the "Stockholder Representative"), shall as a group be treated as the Stockholder for all purposes under this Agreement. In no event, however, shall the Company be obligated under this Agreement to effect more than one Demand Registration set forth in Section 1 on behalf of all Eligible Transferees in the aggregate. Any transfer of registra-

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tion rights pursuant to this Section 6 shall be effective upon receipt by the
Company of (a) written notice from the Stockholder stating the name and address of the Eligible Transferee, identifying the amount of Shares with respect to which the rights under this Agreement are being transferred and (b) a writing from such Eligible Transferee agreeing to the appointment and authority of the Stockholder Representative to act on his/her behalf and agreeing to be bound by the terms of this Agreement. The rights hereunder and the distribution of the number of Shares that are registered pursuant hereto shall be determined by agreement among the Eligible Transferees, and the Company will be under no obligation to treat any Eligible Transferee individually as the Stockholder, other than when acting in concert through the Stockholder Representative.

7. Rule 144. So long as the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act of 1934, as amended, the Company shall take all actions reasonably necessary to enable the Stockholder to sell the Shares without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC, including filing on a timely basis all reports required to be filed by the Securities Exchange Act of 1934, as amended. Upon the request of the Stockholder, the Company shall deliver to the Stockholder a written statement as to whether it has complied with such requirements.

8.       Definitions.

         (a) The term "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, expenses and fees for listing the securities to be registered on exchanges on which similar securities issued by the Company are then listed, and fees and disbursements of counsel for the Company, and of all independent certified public accountants, underwriters (other than Underwriting Commissions and the fees and disbursements of underwriters' counsel) and other persons retained by the Company.

         (b) The term "Underwriting Commissions" means all underwriting discounts or commissions relating to the sale of securities of the Company, but excludes any expenses reimbursed to underwriters.

9.       Miscellaneous.

         (a) Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other overnight delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto.


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         (b) Amendments and Waivers. The provisions of this Agreement may be amended or terminated and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if approved in writing by the Stockholder.

         (c) Binding Effect. This Agreement will bind and inure to the benefit of the respective successors (including any successor resulting from a merger or similar reorganization), assigns, heirs, Eligible Transferees and personal representatives of the parties hereto. Without limiting the generality of the foregoing, if the Stockholder transfers shares to an Eligible Transferee, liquidates or reorganizes such that its assets are transferred to its own stockholders or partners or to another entity, the Stockholder, partners or entity shall succeed to all of the rights of the Stockholder hereunder.

         (d) Prior Agreements. This Agreement is the only agreement between the Company and the Stockholder with respect to the subject matter hereof, and any prior agreements between the Company and the Stockholder relating to the subject matter of this Agreement are terminated as of the date hereof and shall have no further force and effect.

         (e) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal law, not the law of conflicts, of the Commonwealth of Pennsylvania.

         (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument and to be effective as of the date first written above. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         (g) Interpretation. Unless the context of this Agreement clearly requires otherwise, (i) references to the plural include the singular, the singular the plural, the part the whole, (ii) references to one gender include all genders, (iii) "or" has the inclusive meaning frequently identified with the phrase "and/or" and (iv) "including" has the inclusive meaning frequently identified with the phrase "but not limited to." The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect.

         (h) Term. Except as specifically otherwise provided herein, the provisions of this Agreement shall terminate upon the earlier of (i) such time as all Shares have ceased to be restricted securities, as that terms is defined 1933 Act Rule 144 and (ii) the third anniversary of the date hereof.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.



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GOLD & APPEL TRANSFER, S.A.


/s/
______________________________
Name:
Title:



US WATS, INC.


/s/
______________________________
Name:
Title:


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